UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K/A
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 20, 2026 (March 27, 2026)
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Cable One, Inc.

(Exact Name of Registrant as Specified in Its Charter)
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Delaware	001-36863	13-3060083
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

210 E. Earll Drive, Phoenix, Arizona	85012
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (602) 364-6000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	CABO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

This Current Report on Form 8-K/A amends the Current Report on Form 8-K of Cable One, Inc. (the “Company”) filed with the Securities and Exchange Commission on April 2, 2026.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, the Company has determined that Kenneth E. Johnson would step down from the position of Chief Operating Officer, and on April 20, 2026, the Company and Mr. Johnson entered into a Transition Agreement and General Release of Claims (the “Transition Agreement”). Under the terms of the Transition Agreement, Mr. Johnson’s role as Chief Operating Officer will end as of May 1, 2026 (the “Transition Date”), but he will remain employed with the Company as a senior advisor through January 3, 2027, at which time his employment will terminate (such date, the “Separation Date”). Mr. Johnson’s departure is not as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies and practices, including any matters concerning the Company’s controls or any financial or accounting-related matters or disclosures.

As of the Transition Date, Mr. Johnson will receive a base salary at an annualized rate of $246,000 through the Separation Date. On the Separation Date, subject to his signing and not revoking a release of claims in favor of the Company and the terms and conditions of the Company’s 2025 Executive Severance Plan, Mr. Johnson will receive the following severance benefits pursuant to the 2025 Executive Severance Plan as a result of his cessation of employment constituting a “qualifying termination”: (i) a lump sum cash payment equal to an 18-month period of base salary; (ii) accelerated vesting of any unvested portion of his outstanding long-term equity incentive awards that were granted prior to January 1, 2026; (iii) a lump sum cash payment equal to Mr. Johnson’s target annual cash incentive award for 2026; and (iv) a lump sum cash payment equal to 18 times the monthly premium required to continue group health care coverage based on monthly COBRA premiums in effect as of the Separation Date. In addition, Mr. Johnson’s termination of employment on the Separation Date will satisfy the requirements to be treated as a “Retirement” for purposes of his 2026 awards of cash-settled phantom RSUs, subject to the other terms of such award agreements. The Transition Agreement also contains an acknowledgement by Mr. Johnson of his obligations to comply with the restrictive covenants set forth in the Company’s Clawback Policy, and other customary terms.

The foregoing is a summary of certain material terms of the Transition Agreement and is qualified in its entirety by reference to the full text of the Transition Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Statements

This current report contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those expressed or implied by these statements. You can generally identify forward-looking statements by the words “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “might,” “objective,” “outlook,” “plan,” “potential,” “predict,” “projection,” “seek,” “should,” “target,” “trend,” “will,” “would” or the negative version of these words or other comparable words. Any statements regarding the expected duration of the Chief Operating Officer transition process and any other statements that are not historical facts are forward-looking statements. Such forward-looking statements are subject to various risks, uncertainties, assumptions, or changes in circumstances that are difficult to predict or quantify. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors include, but are not limited to, the factors described under “Risk Factors” in the Company’s Annual Report on Form 10-K for the period ended December 31, 2025 and the Company’s other filings with the Securities and Exchange Commission, and uncertainties, assumptions and changes in circumstances that may cause actual results to differ materially from those expressed or implied in any forward-looking statement. Each forward-looking statement contained herein speaks only as of the date of this current report, and the Company undertakes no obligation to update or revise any forward-looking statements whether as a result of new information, future developments or otherwise, except as required by law.

Item 9.01    Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Transition Agreement and General Release of Claims dated April 20, 2026.
104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cable One, Inc.

By:	/s/ Christopher J. Arntzen
	Name:	Christopher J. Arntzen
	Title:	Senior Vice President, General Counsel and Secretary
 Date: April 23, 2026